UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, 4th floor

Brisbane, California 94005

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 12, 2014, Hyperion Therapeutics, Inc. (the “Company”) and Hyperion Therapeutics Israel Holding Corp. Ltd. (the “Purchaser”) completed the Company’s previously announced acquisition of Andromeda Biotech, Ltd. (“Andromeda”), pursuant to which Andromeda became a wholly owned subsidiary of the Company. As previously reported, pursuant to the terms of the Share Purchase Agreement, dated April 23, 2014 (the “Purchase Agreement”), among the Company, the Purchaser, Andromeda and Clal Biotechnology Industries Ltd. (“Clal”), the Purchaser acquired all of the outstanding shares of Andromeda from Clal for consideration payable to Andromeda’s former securityholders of (i) approximately $10.85 million in cash, which reflects adjustments for expenses incurred in connection with the transaction, (ii) 312,869 shares of the Company’s common stock valued at approximately $7.85 million (based on the average closing price of $25.09 per share for the 15 consecutive trading days ending April 17, 2014), and (iii) future contingent milestone payments of up to $550 million, plus tiered contingent sales payments ranging from 10% on annual worldwide net sales up to $300 million to 17% for annual worldwide net sales exceeding $1.2 billion.

The above description of the Purchase Agreement does not purport to be complete and is included solely as a summary of the material terms of the Purchase Agreement, a copy of which shall be filed with the Securities and Exchange Commission in a future periodic report of the Company.

Item 3.02.	Unregistered Sales of Equity Securities.

The 312,869 shares of the Company’s stock issued at the closing of the Company’s acquisition of Andromeda were issued without registration under the Securities Act of 1933, as amended (the “Securities Act’), in reliance on an exemption from registration provided by Section 4(a)(2) under the Securities Act.

Item 8.01.	Other Events.

On June 12, 2014, the Company issued a press release announcing the closing of the acquisition of Andromeda. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of Andromeda for the periods specified in Rule 3-05(b) of Regulation S-X promulgated under the Securities Act (“Regulation S-X”) are not included in this report and the Company will file, by amendment to this Current Report on Form 8-K (this “Form 8-K”), such financial statements no later than 71 days after June 18, 2014, the date on which this Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

Pro forma financial information required pursuant to Article 11 of Regulation S-X is not included in this report and the Company will furnish, by amendment to this Form 8-K, such pro forma financial information no later than 71 days after June 18, 2014, the date on which this Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2014	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 12, 2014.